Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Second-Quarter 2015 Results

Company Delivers Strong Second-Quarter Earnings Growth
on Significant Progress in Composites and Roofing

•	Composites delivered 8th consecutive quarter of EBIT improvement

•	Roofing grew EBIT on stronger volumes and improved margins

•	Insulation delivered 16th consecutive quarter of EBIT growth

•	Company expects full-year adjusted EBIT between $460 million and $500 million

TOLEDO, Ohio - July 22, 2015 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.41 billion in the second quarter of 2015, up from $1.36 billion in 2014.

Second-quarter 2015 adjusted earnings were $93 million, or $0.79 per diluted share, up from the adjusted earnings of $45 million, or $0.38 per diluted share, in the same period last year. Net earnings in the second quarter of 2015 were $91 million, or $0.77 per share, compared to second-quarter 2014 net earnings of $21 million, or $0.18 per diluted share. (See Table 3 for a discussion and reconciliation of these items.)

“Owens Corning is pleased with its second-quarter performance as all three businesses made substantial contributions to earnings,” said Mike Thaman, chairman and chief executive officer. “Composites had an outstanding quarter driven by continued strong commercial and operational execution. Roofing experienced strong shipments and improving margins throughout the quarter. Insulation continues to make progress with growth expected to accelerate in the second half on the recent improvement in U.S. housing starts.”

Consolidated Second-Quarter 2015 Results

•
Owens Corning continued to perform at a high level of safety with a Recordable Incident Rate (RIR) of 0.53 for the six months ending June 30, 2015. The second quarter demonstrated improvement versus the first quarter.

•
Adjusted earnings before interest and taxes (adjusted EBIT) in the second quarter of 2015 were $156 million, up from $96 million in 2014. Reported EBIT for the second quarter was $156 million, compared with $73 million during the same period in 2014. (See Table 2.)

•
During the second quarter, Owens Corning repurchased 0.7 million shares of the company’s common stock for $28 million. As of June 30, 2015, 6.6 million shares remained available for repurchase under the company’s current authorization.

•	The company’s Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on August 4, 2015 to shareholders of record as of July 20, 2015.

Outlook

The company continues to expect to benefit in 2015 from sustained improvement in the U.S. housing market and moderate global growth.

In Composites, the company now expects a full-year EBIT improvement of about $60 million based on current volume and pricing strength, including the impact of $25 million in currency headwinds.

In Roofing, the company continues to expect that the full-year U.S. shingle market will be in line with last year. Based on the decline in first-half shipments, the market is expected to grow mid-single digits in the second half.

Insulation should continue to benefit from growth in U.S. residential new construction, improved pricing and operating leverage.

The company estimates an effective tax rate of 30 percent to 32 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.2 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be at the bottom of the range of $120 million to $130 million in 2015, and capital expenditures of approximately $380 million. Interest expenses are expected to be about $110 million.

For the full year 2015, the company expects adjusted EBIT between $460 million and $500 million, with most of the variability within this range driven by the Roofing business.

Next Earnings Announcement

Third-quarter 2015 results will be announced on Wednesday, October 21, 2015.

Conference Call and Presentation

Wednesday, July 22, 2015
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 293-7971 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/owens150722.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through July 29, 2015. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-683-93
Replay available at https://services.choruscall.com/ccforms/replay.html
Webcast replay available until July 22, 2016

About Owens Corning

Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2014 sales of $5.3 billion and employs about 15,000 people in 26 countries. It has been a Fortune 500® company for 61 consecutive years. For more information, please visit www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation of new business systems; domestic and international economic and political conditions including new legislation or other governmental actions; our ability to use our net operating loss carry forwards; research and development activities and intellectual property protection; interest rate movements; labor disputes and litigation; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 22, 2015, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
NET SALES	$1,414	$1,355	$2,621	$2,633
COST OF SALES	1,106	1,107	2,104	2,151
Gross margin	308	248	517	482
OPERATING EXPENSES
Marketing and administrative expenses	130	130	259	262
Science and technology expenses	18	20	35	39
Charges related to cost reduction actions	—	—	—	12
Other expenses (income), net	4	25	9	(12)
Total operating expenses	152	175	303	301
EARNINGS BEFORE INTEREST AND TAXES	156	73	214	181
Interest expense, net	26	31	52	58
Gain on extinguishment of debt	(5)	—	(5)	—
EARNINGS BEFORE TAXES	135	42	167	123
Less: Income tax expense (benefit)	44	21	57	(18)
Equity in net earnings of affiliates	1	1	1	1
NET EARNINGS	92	22	111	142
Less: Net earnings attributable to noncontrolling interests	1	1	2	1
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$91	$21	$109	$141
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.77	$0.18	$0.93	$1.20
Diluted	$0.77	$0.18	$0.92	$1.19
Dividend	$0.17	$0.16	$0.34	$0.32
WEIGHTED AVERAGE COMMON SHARES
Basic	117.5	117.4	117.6	117.6
Diluted	118.3	118.3	118.3	118.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$—	$—	$(2)	$(12)
Impairment loss on European Stone business	—	(19)	—	(19)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	(4)	—	(6)
Total adjusting items	$—	$(23)	$(2)	$8

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$91	$21	$109	$141
Less: Net earnings attributable to noncontrolling interests	1	1	2	1
NET EARNINGS	92	22	111	142
Equity in net earnings of affiliates	1	1	1	1
Less: Income tax expense (benefit)	44	21	57	(18)
EARNINGS BEFORE TAXES	135	42	167	123
Interest expense, net	26	31	52	58
Gain on extinguishment of debt	(5)	—	(5)	—
EARNINGS BEFORE INTEREST AND TAXES	156	73	214	181
Less: adjusting items from above	—	(23)	(2)	8
ADJUSTED EBIT	$156	$96	$216	$173

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$91	$21	$109	$141
Adjustment to remove adjusting items, net of tax	—	21	2	—
Adjustment to remove significant tax reserve reversals	—	—	—	(74)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	2	3	4	13
ADJUSTED EARNINGS	$93	$45	$115	$80

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.77	$0.18	$0.92	$1.19
Adjustment to remove adjusting items, net of tax	—	0.18	0.02	—
Adjustment to remove significant tax reserve reversals	—	—	—	(0.62)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	0.02	0.02	0.03	0.11
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.79	$0.38	$0.97	$0.68

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	117.5	117.4	117.6	117.6
Non-vested restricted and performance shares	0.4	0.4	0.3	0.4
Options to purchase common stock	0.4	0.5	0.4	0.5
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	118.3	118.3	118.3	118.5

*
For 2015 we have used a pro forma effective tax rate of 31%. For comparability, in 2014, we have used an effective tax rate of 30% that excludes the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2015	December 31, 2014
CURRENT ASSETS
Cash and cash equivalents	$80	$67
Receivables, less allowances of $10 at June 30, 2015 and December 31, 2014	853	674
Inventories	786	817
Assets held for sale	13	16
Other current assets	248	233
Total current assets	1,980	1,807
Property, plant and equipment, net	2,891	2,899
Goodwill	1,168	1,168
Intangible assets	1,010	1,017
Deferred income taxes	403	444
Other non-current assets	227	220
TOTAL ASSETS	$7,679	$7,555
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$925	$949
Short-term debt	9	31
Long-term debt – current portion	3	3
Total current liabilities	937	983
Long-term debt, net of current portion	2,165	1,991
Pension plan liability	414	447
Other employee benefits liability	247	252
Deferred income taxes	27	22
Other liabilities	141	130
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,950	3,954
Accumulated earnings	874	805
Accumulated other comprehensive deficit	(584)	(550)
Cost of common stock in treasury (c)	(533)	(518)
Total Owens Corning stockholders’ equity	3,708	3,692
Noncontrolling interests	40	38
Total equity	3,748	3,730
TOTAL LIABILITIES AND EQUITY	$7,679	$7,555

(a)10 shares authorized; none issued or outstanding at June 30, 2015, and December 31, 2014
(b)400 shares authorized; 135.5 issued and 117.6 outstanding at June 30, 2015; 135.5 issued and 117.8 outstanding at December 31, 2014
(c)17.9 shares at June 30, 2015, and 17.7 shares at December 31, 2014

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2015	2014
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings	$111	$142
Adjustments to reconcile net earnings to cash provided by (used for) operating activities:
Depreciation and amortization	151	154
Gain on sale of fixed assets	(1)	(47)
Impairment loss on European Stone business	—	19
Deferred income taxes	37	(29)
Provision for pension and other employee benefits liabilities	7	9
Stock-based compensation expense	14	14
Other non-cash	(11)	(13)
Gain on extinguishment of debt	(5)	—
Change in working capital	(201)	(336)
Pension fund contribution	(25)	(24)
Payments for other employee benefits liabilities	(10)	(12)
Other	13	6
Net cash flow provided by (used for) operating activities	80	(117)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(151)	(125)
Proceeds from the sale of assets or affiliates	2	62
Purchases of alloy	(7)	(17)
Proceeds from sale of alloy	7	15
Net cash flow used for investing activities	(149)	(65)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	819	769
Payments on senior revolving credit and receivables securitization facilities	(634)	(522)
Payments on long-term debt	(8)	(1)
Net increase (decrease) in short-term debt	(19)	16
Cash dividends paid	(39)	(19)
Purchases of treasury stock	(47)	(44)
Other	11	7
Net cash flow provided by financing activities	83	206
Effect of exchange rate changes on cash	(1)	—
Net increase in cash and cash equivalents	13	24
Cash and cash equivalents at beginning of period	67	57
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$80	$81

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$508	$505	$986	$982
% change from prior year	1%	7%	—%	5%
EBIT	$67	$37	$127	$64
EBIT as a % of net sales	13%	7%	13%	7%
Depreciation and amortization expense	$31	$34	$63	$68

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$451	$447	$830	$802
% change from prior year	1%	8%	3%	8%
EBIT	$25	$18	$32	$19
EBIT as a % of net sales	6%	4%	4%	2%
Depreciation and amortization expense	$26	$26	$50	$51

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$503	$437	$896	$934
% change from prior year	15%	-14%	-4%	-16%
EBIT	$90	$62	$110	$142
EBIT as a % of net sales	18%	14%	12%	15%
Depreciation and amortization expense	$10	$10	$19	$19

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$—	$—	$(2)	$(12)
Impairment loss on European Stone business	—	(19)	—	(19)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	(4)	—	(6)
General corporate expense and other	(26)	(21)	(53)	(52)
EBIT	$(26)	$(44)	$(55)	$(44)
Depreciation and amortization	$9	$8	$19	$16